SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report: August 17, 2004

Limelight Media Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-09358	88-0441338
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8000 Centerview Parkway, Suite 115, Memphis, TN	38018
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (901) 757-0195

Item 8.01

The Board of Directors of Limelight Media Group met today to discuss matters pertaining to the previously announced investigation of the release of erroneous information dated August 17, 2004 by OTC Info Wire and Subway.com.  Counsel to the board participated in the meeting and communicated the results of his investigation.  David Lott, Chairman, President and CEO of the company, did not participate in the meeting despite numerous attempts to contact him in preceding days.

Upon advice of counsel, the Directors present unanimously voted to accept Mr. Lott's resignation as Chairman, President and CEO of the company. In his earlier resignation letter, Mr. Lott cited "stress" as a reason for stepping down.

Counsel notified the attending Directors that violation of federal securities laws may have occurred regarding the release of the above-named information in the same timeframe as the company's filing of its recent Form SB-2 registration statement.  The board has retained counsel to further investigate this matter.

The Directors will name an interim administrative officer and take such actions as are necessary for the protection of the company, its shareholders, customers and partners.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT MEDIA GROUP, INC.
Date: September 9, 2004
By: /s/ Peter Kertes
Name: Peter Kertes
Its: Director By: /s/ Ron Ricciardi Name: Ron Ricciardi Its: Director